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                                                                    EXHIBIT 99.3

Form of Opinion and consent of
legal officer of Pacific Mutual as
to legality of policies being
registered
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                             [PACIFIC MUTUAL LOGO]



January 20, 1997



Pacific Mutual Life Insurance Company
700 Newport Center Drive
Post Office Box 9000
Newport Beach, California  92660

Dear Sirs:

In my capacity as Senior Vice-President and General Counsel of Pacific Mutual Life Insurance Company ("Pacific Mutual") I, or attorneys employed by Pacific Mutual under my general supervision, have supervised the establishment of Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company which has been authorized by resolutions of the Board of Directors of Pacific Mutual adopted November 20, 1986 and November 22, 1989 and Memoranda dated
May 12, 1988 and July 26, 1993 concerning Pacific Select Exec Separate Account as the separate account for assets applicable to Select Estate Preserver II Last Survivor Flexible Premium Variable Life Insurance Policies ("Policies"), pursuant to the provisions of Section 10506 of the Insurance Code of the State of California. Moreover, I have been associated with the preparation of the Registration Statement on Form S-6 ("Registration Statement") filed by Pacific Mutual and Pacific Select Exec Separate Account with the Securities and Exchange Commission (File No. 811-5563), under the Securities Act of 1933, as amended, for the registration of interests in the Pacific Select Exec Separate Account funding the Policies.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1. Pacific Mutual has been duly organized under the laws of the State of California and is a validly existing corporation.

2. Pacific Select Exec Separate Account is duly created and validly existing as a separate account, pursuant to the aforesaid provisions of California law.

3. The portion of the assets to be held in Pacific Select Exec Account equal to the reserves and other liabilities under the Policies is not chargeable with liabilities arising out of any other business Pacific Mutual may conduct, pursuant to the aforesaid provision of California law.

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4. The Policies have been duly authorized by Pacific Mutual and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of Pacific Mutual, except as limited by bankruptcy and insolvency laws effecting the rights of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ David R. Carmichael

David R. Carmichael
Senior Vice President and
General Counsel

DRC/kjh